Exhibit 10.1

FORBEARANCE AGREEMENT
THIS FORBEARANCE AGREEMENT, dated as of April 10, 2020 (this “Agreement”), by and among AG Mortgage Investment Trust, Inc. and its undersigned affiliates, jointly and severally (each, a “Seller Entity,” and collectively, the “Companies”), and the buyer parties listed on Schedule 1 hereto (collectively, the “Participating Counterparties”), recites and provides as follows:
RECITALS
A.The Companies are party to various repurchase agreements and other related agreements with the Participating Counterparties, as well as certain other agreements with the Participating Counterparties, including those set forth on Schedule 2 (such agreements, collectively, the “Applicable Agreements”); provided, however, that the agreements identified as “JV Applicable Agreements” on Schedule 2 shall be Applicable Agreements only to the extent of the ownership interests of AG Mortgage Investment Trust, Inc. in the seller under such JV Applicable Agreement.
B.The Companies acknowledge and agree that various defaults and/or events of default exist or are likely to exist, or with the passage of time will or are likely to occur, under the terms of one or more of the Applicable Agreements with Participating Counterparties, including without limitation, on account of (i) the failure by one or more Seller Entities to make certain payments to the applicable Participating Counterparties under the Applicable Agreements related to margin calls, requests for payments, other payment provisions, financial covenants, or termination provisions, (ii) the failure by one or more Seller Entities to deliver certain notices to Participating Counterparties, and/or (iii) cross-default provisions under the Applicable Agreements (collectively, the “Acknowledged Events of Default”).
C.The Companies have requested that the Participating Counterparties forbear from exercising any and all rights and remedies under the Applicable Agreements or applicable law relating to any or all of the Acknowledged Events of Default, unless as otherwise provided in this Agreement.
D.The Participating Counterparties have agreed to forbear from exercising their rights and remedies with respect to the Acknowledged Events of Default solely during the Forbearance Period (as defined below) on the terms and subject to the conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, for and in consideration of the promises, mutual covenants, releases, and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Forbearance. From and after the Effective Date (as defined below) and through the earlier of: (i) 6:30 p.m. Eastern Daylight Time on the first business day that is fifteen (15) calendar days after the Effective Date, and (ii) the occurrence and continuance of a Triggering Event (as defined herein) (the “Forbearance Period”), each of the Participating Counterparties shall and hereby agrees to forbear from exercising any of its rights or remedies, as applicable, under its respective

Applicable Agreements in respect of the Acknowledged Events of Default; provided that, without limiting and subject to the foregoing, each Participating Counterparty shall be permitted, during the Forbearance Period, to request, demand, or provide notice of margin, collateral or payments under the Applicable Agreements or applicable law; provided further that nothing contained herein will prevent a Participating Counterparty from exercising any such rights or remedies that are required by FINRA Rule 4210 as long as the applicable Participating Counterparty has exercised good faith efforts to obtain a waiver of, or an extension pursuant to, or to otherwise excuse compliance with, FINRA Rule 4210.
Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to constitute a waiver of any Acknowledged Event of Default or any other default, event of default or termination event under any of the Applicable Agreements or an amendment, supplement or modification of any term or condition of any of the Applicable Agreements. Upon the termination of the Forbearance Period, the agreement of the Participating Counterparties to forbear as set forth in this Section 1 shall be void ab initio and immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind (including any written notice of such termination or any obligation to provide notice of any default, event of default, termination event or exercise of remedies that may be required under the respective Applicable Agreements), all of which are hereby waived by the Companies. The Companies hereby acknowledge and agree that, upon the termination of the Forbearance Period, the Participating Counterparties that are party hereto may at any time, and from time to time, in their sole and absolute discretion, with respect to the Acknowledged Events of Default or any other default or event of default that may have occurred under the respective Applicable Agreements, exercise against any applicable Seller Entity (and its properties) any and all of their respective rights, remedies, powers and privileges under and in accordance with such Applicable Agreements, applicable law and/or equity, all of which rights, remedies, powers and privileges are fully reserved by each of the Participating Counterparties, and without regard to any grace or notice periods provided under such Applicable Agreements, all of which shall be deemed to have expired.
2.Grant of Security Interest. On the date hereof, as collateral security for the payment and performance of the Companies’ respective obligations to the Participating Counterparties under the Applicable Agreements, but only if AG Mortgage Investment Trust, Inc. is a party to or a guarantor of or has otherwise provided credit support in connection with such Applicable Agreements, each of the Companies hereby grants to the Collateral Agent and its successors and assigns, for the benefit of the Participating Counterparties in accordance with their respective Pro Rata Realized Losses, a security interest in and lien on all right, title or interest in or to all assets of the Companies now owned or hereinafter acquire (the “Collateral”), in each case, as more fully set forth in the Security Documents in form and substance satisfactory to the Participating Counterparties; provided, however, that (i) during the Forbearance Period, the Companies shall have full power and authority to use cash Collateral in accordance with the budget annexed hereto as Schedule 3, subject to the variances set forth therein, and to make payments to professionals of Participating Counterparties regardless of whether such amounts are included in the budget, and (ii) upon the expiration of the Forbearance Period, the Collateral shall be subject to a customary carveout for professional fees and other wind-down expenses as set forth more particularly in Section 7.3(c) of the Security and Collateral Agency Agreement. For the avoidance of doubt, there shall be no diminution in the right of any Participating Counterparty to the Collateral in the event such Participating Counterparty declines to extend its agreements in Section 1 at the end of the Forbearance Period.
3.Conditions to Effectiveness. This Agreement shall become effective as of the date (the “Effective Date”) on which the following conditions shall have been satisfied or waived in writing by the Participating Counterparties:

(a)
the execution of this Agreement by the Companies and each of the Required Counterparties, provided that, with respect to a Participating Counterparty that executes a counterpart of this Agreement after the Effective Date, this Agreement shall be effective as to such Participating Counterparty upon such execution by such Participating Counterparty;

(b)	each of the Security and Collateral Agency Agreement, and the Intercreditor Agreement shall be fully executed;

(c)
the security interests granted pursuant to Section 2 hereof shall have been perfected (in the case of any assets that can be perfected with a UCC filing) or are being perfected in accordance with the Security Documents;

(d)
no default or event of default has occurred and is continuing under the Applicable Agreements other than the Acknowledged Events of Default unless such default or event of default has been expressly and irrevocably waived by the applicable Participating Counterparty;

(e)
to the extent invoiced at least one business day prior to the Effective Date, the Companies shall have paid the reasonable fees and out-of-pocket expenses of counsel and other professional advisors to each Participating Counterparty;

(f)
immediately before and after giving effect to this Agreement, the representations and warranties of the Companies set forth in Sections 7 and 8 herein shall be true and correct in all material respects on and as of the Effective Date; and

(g)
AG Mortgage Investment Trust, Inc. shall have received $10,000,000 in proceeds from the issuance of a subordinated note (which shall be subject to the Intercreditor Agreement) issued to AG REIT Management, LLC, and deposited such proceeds in a cash collateral account that shall constitute Collateral.

4.Common Interest Rate. During the Forbearance Period, notwithstanding any term in any Applicable Agreement to the contrary, the rate of interest or the pricing rate that shall accrue on any and all obligations of any Seller Entity owed to each Participating Counterparty under such Applicable Agreement shall be the greater of (a) the sum of (i) LIBOR (as defined below) (for an period of three months commencing on the date hereof and each three month anniversary of such date) and (ii) 2.50% and (b) 3.50%. Notwithstanding the first sentence of this Section 4, during the Forbearance Period, the obligations owing under such Applicable Agreement shall accrue at the rate of interest the related Participating Counterparty is entitled to charge thereunder (the “Contractual

Rate”), but the obligation of the Seller Entities to pay the excess in the amount of interest accrued at the Contractual Rate over the amount of interest accrued at the Common Rate shall be deferred for each Participating Counterparty until, and shall be payable to such Participating Counterparty upon, the termination of the Forbearance Period.
5.Agreement to Extend Maturity. During the Forbearance Period, notwithstanding any term in any Applicable Agreement to the contrary, each Participating Counterparty agrees to extend the maturity dates of each of its Applicable Agreements until the end of the Forbearance Period. Each Participating Counterparty shall instruct the applicable prime brokerage to treat the terms of each of its Applicable Agreements as having been overridden as set forth in this Section 5.
6.Dispositions of Collateral. Subject to advance written notice to all Participating Counterparties, the Companies and a Participating Counterparty may agree to optionally terminate a transaction pursuant to an Applicable Agreement in whole or in part through a liquidation, close-out, optional termination or the sale of, in each case, all or a portion of the assets (including, without limitation, cash) subject to such Applicable Agreement (“Applicable Assets”), provided that with respect to such sales (x) such sale shall be made on an arm’s length basis by the Company on customary market terms (which may include sales to affiliates of the Companies or the Participating Counterparties and/or the credit bidding of assets by the Participating Counterparties) and (y) no such sale will result in such Participating Counterparty having a deficiency claim against any applicable Seller Entity, unless such a sale resulting in a deficiency claim is approved by the Required Counterparties. During the Forbearance Period, all proceeds of any such termination described above (net of reasonable and customary expenses (if any) in connection with the applicable disposition) shall be remitted to and applied by the relevant Participating Counterparty as follows: (i) first, to the outstanding repurchase price in respect of the disposed Applicable Assets, (ii) second, to all other obligations owed under such Applicable Agreement, (iii) third, to all other obligations owed by the Companies to the relevant Participating Counterparty or its affiliates under any such Applicable Agreements, any other agreements or otherwise (regardless of whether the applicable Participating Counterparty or such affiliate has a contractual right to do so under the Applicable Agreement or any other agreement with any of the Companies), and (iv) fourth, any further proceeds shall be subject to the lien and security interest granted in Section 2 of this Agreement. Further, all cash collateral that is held by any Participating Counterparty or any affiliate thereof in connection with any Applicable Agreement shall be applied by the relevant Participating Counterparty in accordance with the foregoing.
7.Representations and Warranties by the Companies. Each of the Companies hereby represents and warrants that each of the following statements is true, accurate and complete as of the date hereof:

(a)
Each of the Companies understands the temporary nature of the provisions of this Agreement and recognizes that no Participating Counterparty has any obligation to expand or extend any of the terms hereof;

(b)	The Companies own the unencumbered assets contemplated to be pledged to the Participating Counterparties free and clear of any lien, security, interest, charge or encumbrance, other than any lien, security, interest or encumbrance created as a result of this Agreement;

(c)	There are no material agreements between the Companies and any other counterparties that have not been disclosed to the Participating Counterparties; and

(d)
The Companies have not received any notice of default under any Applicable Agreements and the Companies have not received any notice of default relating to any other indebtedness, except as specified in Schedule 4.

8.Representations and Warranties by All Parties. Each of the parties hereto hereby represents and warrants that each of the following statements is true, accurate and complete as to such party as of the date hereof:

(a)	Such party has carefully read and fully understood all of the terms and conditions of this Agreement;

(b)	Such party has consulted with, or had a full and fair opportunity to consult with, an attorney regarding the terms and conditions of this Agreement;

(c)	Such party has had a full and fair opportunity to participate in the drafting of this Agreement;

(d)	Such party is freely, voluntarily, knowingly, and intelligently entering into this Agreement;

(e)	In entering into this Agreement, such party has not relied upon any representation, warranty, covenant or agreement not expressly set forth herein or in its respective Applicable Agreement;

(f)
This Agreement has been duly authorized and validly executed and delivered by such party and constitutes each such party’s legal, valid and binding obligation, enforceable in accordance with its terms;

(g)	Such party is executing this Agreement and agreeing to be bound on account of all Applicable Agreements to which it is a party; and

(h)
Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the full power and legal authority to execute this Agreement, consummate the transactions contemplated hereby, and perform its obligations hereunder.

9.Covenants by the Companies. The Companies hereby covenant that, during the Forbearance Period:

(a)	no management fees shall be paid by any Company to Angelo Gordon, L.P. or its affiliates and no dividend or other distribution shall be made on any preferred or common stock of any Seller Entity;

(b)
the independent directors of any Seller Entity shall be paid only with common stock in such Seller Entity, except with respect to Independent Directors of special purpose entity Seller Entity subsidiaries of AG Mortgage Investment Trust, Inc.;

(c)
in connection with a Non-Participating Counterparty’s agreement to waive, or forbear from exercising remedies with respect to, a default or potential default under a repurchase agreement or similar agreement with such Non-Participating Counterparty, if any of the Companies agrees (x) to provide any benefit or consideration to such Non-Participating Counterparty that is more favorable than the consideration or benefits offered hereunder (including, without limitation, the benefit of a forbearance period of shorter duration than the Forbearance Period and the payment of any fees in connection with such waiver or forbearance) or (y) to any terms or conditions with such Non-Participating Counterparty that are more favorable than the terms set forth in this Agreement, (i) the Companies shall provide advance written notice to the Participating Counterparties of such consideration, benefit, terms or conditions and (ii) such consideration, benefit, terms or condition shall be deemed incorporated herein and each of the Participating Counterparties shall be provided with such consideration or benefit on the same terms as such Non-Participating Counterparty, without the need of any further action on the part of any party, except that the Companies shall take such actions as may be necessary or reasonably requested by any Participating Counterparty to perfect the rights of the Participating Counterparties in and to such benefits;

(d)
the Companies shall cooperate fully with the Participating Counterparties and their respective agents and professionals (legal and financial), including in connection with any financial review or appraisal of the businesses, assets or financial condition of the Companies, to provide the Participating Counterparties and their respective agents and professionals with all reasonably requested information, in all cases at the expense of the Companies. Without limiting the foregoing, (i) upon the request of any Participating Counterparty, and subject to compliance with the confidentiality provisions included in such Applicable Agreement, the Companies shall grant such Participating Counterparty and its respective professionals (including, without limitation, its lawyers, accountants, appraisers and financial advisors) reasonable access to, and shall as promptly as practical schedule meetings and conference calls with, management personnel and any financial advisors or restructuring consultants retained by the Companies, (ii) the Companies shall on or prior to the Effective Date have created a data room with outstanding principal balance and asset information in a form acceptable to the Participating Counterparties, including loan tapes and CUSIP numbers for all outstanding transactions and (iii) the Companies’ financial advisor shall furnish the Participating Counterparties with daily reporting of all transactions entered into by the Companies on the previous business day, including new contracts, cash inflows and outflows, asset sales (including pricing information), and any settlements or accommodations, whether or not they are permitted hereunder;

(e)
the Companies shall pay the reasonable and documented professional fees and expenses, including legal fees, of each Participating Counterparty incurred in connection with the consideration of the forbearance provided for herein (including any diligence and analysis in respect thereof) and the negotiation and execution of this Agreement and any extension or modification thereof, including fees and expenses of a financial advisor for the Participating Counterparties;

(f)
the Companies shall make no draws upon or otherwise access extensions of credit, including any further sales or repurchases, including, without limitation, from affiliates, except with respect to the agreements set forth in Schedule 5 hereto concerning the assets identified in Schedule 5;

(g)
all funds, cash collateral, income and other proceeds under or in connection with any Applicable Agreement and/or any Applicable Assets thereunder (including any such income or other proceeds that are in the possession of the applicable Participating Counterparties on the date hereof and/or would otherwise be required to be paid to the Companies pursuant to such Applicable Agreement) shall be applied by the relevant Participating Counterparty as follows: (i) first, to all accrued and unpaid interest (including pricing differential) owed under such Applicable Agreement, (ii) second, to reduce the outstanding principal amount (including any repurchase price) owed to such Participating Counterparty under such Applicable Agreement (notwithstanding any principal repayment schedule in the Applicable Agreement to the contrary), (iii) third, to all other obligations owed by the Companies to the relevant Participating Counterparty or its affiliates under such Applicable Agreement, any other agreement or otherwise (regardless of whether the applicable Participating Counterparty or such affiliate has a contractual right to do so under the Applicable Agreements or any other agreement with any of the Companies), and (iv) fourth, any further proceeds shall be subject to the lien and security interest granted in Section 2 of this Agreement; provided, however, for the avoidance of doubt, that during the Forbearance Period payments of interest (including price differential), principal, and other obligations shall be made from income and other proceeds in accordance with the foregoing and not based on any due dates, schedules, or other timing set forth in the Applicable Agreements;

(h)
upon the reasonable request of any Participating Counterparty and at the Companies’ expense, shall make, execute, endorse, acknowledge, file, record, register and/or deliver such agreements, documents, instruments and further assurances (including, without limitation, financing statements under the Uniform Commercial Code of the State of New York) and take such other actions as may be reasonably appropriate or advisable to create, perfect, preserve or protect the security interest of the Collateral Agent on behalf of the Participating Counterparties granted in Section 2 of this Agreement;

(i)
the Companies shall promptly notify each Participating Counterparty of the occurrence of any Triggering Event and in any event no later than one business day following the occurrence thereof (or, in the case of a Triggering Event described in clauses (iii) (solely with respect to a voluntary filing), (viii) or (xii) of the definition of “Triggering Event,” one business day prior to such expected filing or payment), which notice shall state that such Triggering Event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such Triggering Event;

(j)
the Companies shall promptly notify each Participating Counterparty and in any event no later than one business day after receipt, of any default, event of default, termination notices, enforcement notices, calculation statements, and related notices and correspondences received by the Companies in connection with any repurchase agreements with Non-Participating Counterparties or any material indebtedness of the Companies;

(k)
the Companies acknowledge and agree that New York Governor Andrew Cuomo’s Executive Order No. 202.9, “Continuing Temporary Suspension and Modification of Laws Relating to Disaster Emergency” is inapplicable to any of the Applicable Agreements, and that the Companies will not seek to challenge or assert a claim against any Participating Counterparty on the basis of such executive order;

(l)
the Companies shall provide notice to all Participating Counterparties promptly, and no later than one business day after, (i) the exercise of remedies in connection with a Triggering Event by any Participating Counterparty; or (ii) the termination of any forbearance or standstill or similar agreement by any Non-Participating Counterparty to any repurchase agreement, swap agreement or other derivative contract with any of the Companies;

(m)
the Companies shall use good faith efforts to have all of the Security Documents fully executed, and to perfect the liens on the Collateral pursuant to the Security Documents, as soon as reasonably practicable, and in no event later than ten (10) business days after the Effective Date;

(n)
unless otherwise agreed upon by the Required Counterparties, each Seller Entity shall not enter into any new repurchase agreements, forward transaction agreements, hedging agreements, ISDA agreements, warehouse agreements, swap agreements, loan agreements, and other related agreements or any transactions thereunder or any new transactions under an Applicable Agreement or any other similar agreement, or grant any liens upon its assets on account of the foregoing or incur any other indebtedness of the Companies; and

(o)
immediately upon the effectiveness of this Agreement, the Companies shall make a good faith effort to undertake a deleveraging process and use its commercially reasonable efforts to accomplish such deleveraging.

10.Releases. Upon execution of this Agreement by each of the Companies and each of the Participating Counterparties, the Companies, on behalf of themselves and their successors or assigns (collectively, the “Releasing Parties”) releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever whether in law, equity or otherwise (including, without limitation, any claims relating to (i) the making or administration of transactions under the Applicable Agreements (including any acts or omissions in respect of margin calls, related valuations, and notice requirements), including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Applicable Agreements, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation, (viii) any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent, or (ix) any claims arising from any actual or alleged decline in the value of any Applicable Assets during the

Forbearance Period) which any of the Releasing Parties might otherwise have or may have against the Participating Counterparties, their present or former subsidiaries and affiliates or any of the foregoing’s officers directors, employees, attorneys or other representatives or agents (collectively, the “Releasees”) in each case on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, judgment, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date of this Agreement relating to the Applicable Agreements, this Agreement and/or the transactions contemplated thereby or hereby (any of the foregoing, a “Claim”). Each of the Releasing Parties expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this paragraph. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to paragraph. Except as provided for in Section 11 with respect to a Participating Counterparty that breaches this Agreement, the foregoing release, covenant and waivers of this paragraph shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the termination of the Applicable Agreements, this Agreement or any provision thereof.
11.Remedies for Breach by Participating Counterparty. Any Participating Counterparty that fails to comply with any material term of this Agreement during the Forbearance Period (a “Non-Complying Counterparty”), which failure remains uncured for a period of two (2) business days following such Participating Counterparty’s receipt of written notice of such non-compliance, and which failure to comply has been determined by a final, non-appealable order of a court of competent jurisdiction shall (i) be deemed immediately to have forfeited its right to the security interest in or lien on the Collateral and (ii) no longer be deemed a Releasee (and the release provided to such Participating Counterparty and its related Releasees shall defease retroactively and be of no force or effect whatsoever). For the avoidance of doubt, a Participating Counterparty’s exercise of any rights or remedies following the Forbearance Period shall not be deemed a breach of this Agreement. For the avoidance of doubt, no Participating Counterparty shall be deemed a Non-Complying Counterparty solely by virtue of such Participating Counterparty failing to extend its agreements under Section 1 at the end of the Forbearance Period.
12.No Waiver of Rights or Remedies. The Participating Counterparties and the Companies agree that other than as expressly set forth herein, nothing in this Agreement or the performance by the parties of their respective obligations hereunder constitutes or shall be deemed to constitute a waiver of any of the parties’ rights or remedies under the terms of such Applicable Agreement or applicable law, all of which are hereby reserved, including without limitation, (i) any rights that the Participating Counterparties may have to charge interest at a post-default rate under the terms of such Applicable Agreement, and (ii) any rights or remedies in connection with any bankruptcy proceedings in respect of a Seller Entity (to which this Agreement shall not apply). Except as expressly set forth in this Agreement, this Agreement is not intended to be, and shall not be deemed or construed to be, an amendment, supplement, modification, cure, satisfaction, reinstatement, novation, or release of the Applicable Agreements or any indebtedness incurred thereunder or evidenced thereby. The parties further agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Participating Counterparties may be entitled to take or bring in order to enforce their rights and remedies against the Seller Entities are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period. This Agreement is limited in nature and nothing herein shall be deemed to establish a custom or course of dealing between any Participating Counterparty and any Seller Entity. Except as set forth in Section 11 hereof, in no event shall this Agreement extinguish the obligations for the payment of money outstanding under any Applicable Agreement or discharge or release any collateral or other security therefor.
13.Safe Harbor. Each of the parties hereto intend (i) for this Agreement to qualify for the safe harbor treatment provided by the Bankruptcy Code and for each of the Participating Counterparties to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code, a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and that all payments made under or pursuant to this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (ii) for the grant of a security interest contemplated in Section 2 of this Agreement to also be a “repurchase agreement” as defined in Section 101(47)(v) of the Bankruptcy Code, “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and (iii) that each Participating Counterparty (for so long as such Participating Counterparty is a “financial institution,” “financial participant” or other entity listed in Section 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to, without limitation, the liquidation, termination, acceleration, netting, set-off, and non-avoidability rights afforded to parties such as such Participating Counterparty to “repurchase agreements” pursuant to Sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code, “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code. The parties hereto further acknowledge and agree that if any Participating Counterparty is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then this Agreement hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to this Agreement would render such definition inapplicable). The parties hereto further acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as a party is not a “financial institution” as that term is defined in FDICIA). The parties agree that the terms of Section 1 and Section 2 and the related defined terms of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org), are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered

Agreement,” each party that is a Covered Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Covered Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Covered Entity. For purposes of the foregoing sentence “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
14.No Admissions Concerning Non-Participating Counterparties. Nothing in this Agreement, or in connection with negotiating, entering into, or performing obligations under this Agreement, shall constitute an admission by any of the Companies with respect to any repurchase agreements or any related agreements with any Non-Participating Counterparties.
15.Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)
This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, notwithstanding its conflict of laws principles or any other rule, regulation or principle that would result in the application of any other state’s law.

(b)
EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND APPELLATE COURTS FROM EITHER OF THEM AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

(c)
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

16.Entire Agreement. This Agreement, together with all Applicable Agreements to which the parties are bound and the Security Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings relating to any Acknowledged Events of Default.
17.Modifications. No part or provision of this Agreement may be changed, modified, waived, discharged or terminated except by mutual written agreement of all of the parties hereto. Except as so mutually agreed, the Companies agree that, during the Forbearance Period, they will not permit any party hereto to be relieved of any of its obligations hereunder or take any similar action that would have a comparable effect.
18.Defined Terms. The definitions set forth in this Agreement are for convenience only and shall have no bearing on the characterization of any agreement or qualification of any agreement for the protections afforded in 11 U.S.C. §§ 362, 546, 555-561.
19.Successors and Assigns. This Agreement shall inure to the benefit of and bind each of the parties and their respective successors and assigns.
20.Headings. The headings used in this Agreement are for convenience only and will not be deemed to limit, amplify or modify, the terms of this Agreement.
21.Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall may include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
22.Certain Definitions.

(a)	“Collateral Agent” shall mean Wilmington Trust as collateral agent for the Participating Counterparties, or such other collateral agent as agreed by the Companies and the Participating Counterparties.

(b)	“Intercreditor Agreement” shall mean that certain Intercreditor and Subordination Agreement dated as of the date hereof among the Wilmington Trust as the Senior

Collateral Agent, AG REIT Management, LLC as Subordinated Lender and AG Mortgage Investment Trust, Inc., on behalf of itself and the Seller Entities.

(c)
“LIBOR” shall mean the 1-month London interbank offered rate as administered by ICE Benchmark Administration as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such interest period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(d)
“Non-Participating Counterparties” shall mean counterparties under repurchase agreements and other related agreements similar in nature to the Applicable Agreements with any one or more of the Companies, other than the Participating Counterparties.

(e)
“Pro Rata Realized Losses” shall mean for each Participating Counterparty a fraction the numerator of which is an amount equal to such Participating Counterparty’s realized losses and the denominator of which is the sum of all Participating Counterparties’ realized losses, in each case, calculated upon the close-out of all of the transactions under the applicable Applicable Agreements (with realized losses being determined in each instance (after giving effect to the netting and setoff of any cash collateral or other margin held by such Participating Counterparty) by either (i) a disposition (including a Participating Counterparty’s buying in) of the related Applicable Assets within 30 days following the expiration of the Forbearance Period and in accordance with such Applicable Agreement or (ii) agreement of the Companies, in consultation with the Required Counterparties).

(f)	“Required Counterparties” shall mean the Participating Counterparties listed on Schedule 6 hereto.

(g)
“Security and Collateral Agency Agreement” shall mean that certain Security and Collateral Agency Agreement dated as of the date hereof among the Companies, Wilmington Trust, National Association, as agent for the Participating Counterparties, and the Participating Counterparties, which is annexed hereto as Exhibit A.

(h)
“Security Documents” shall mean the Security and Collateral Agency Agreement, and any custodial, account and other agreements necessary to perfect the liens granted in the Security and Collateral Agency Agreement, each in form and substance satisfactory to the Participating Counterparties.

(i)	“Triggering Event” shall mean any of the following:

(i)	the failure of any Company to comply with any term, condition, or covenant set forth in this Agreement or any of the Security Documents or the Intercreditor Agreement;

(ii)	the inaccuracy of any representation or warranty made by the Companies herein in any material respect on or as of the date made;

(iii)
the filing of a voluntary bankruptcy with respect to any of the Companies, or the filing of an involuntary bankruptcy petition (other than an involuntary bankruptcy petition filed by any of the Participating Counterparties) with respect to any of the Companies and the petition is not controverted within 10 days or is not dismissed within 15 days after the filing thereof;

(iv)
a custodian, receiver, liquidator, trustee, monitor, sequestrator or similar official is appointed out of court with respect to any Seller Entity, or with respect to all or any substantial part of the assets or properties of the Seller Entities;

(v)	the CMBX.NA.AAA.13 Index has remained 20% below the level of the CMBX.NA.AAA.13 Index as of the commencement of the Forbearance Period for three (3) consecutive trading days;

(vi)	any of the Seller Entities shall make a dividend or other distribution on any preferred or common stock;

(vii)
the independent directors of any Seller Entity shall receive compensation other than common stock in such Seller Entity, except with respect to Independent Directors of special purpose entity Seller Entity subsidiaries of AG Mortgage Investment Trust, Inc.;

(viii)
except as agreed to by the Participating Counterparties, any payments shall be made to or liens or collateral granted for the benefit of any repurchase agreement, forward transaction agreement, hedging agreement, ISDA agreement, warehouse agreement, swap agreement, or loan agreement counterparty, including without limitation the Participating Counterparties (other than as expressly set forth in this Agreement) or to any agent or lender with respect to any material indebtedness of the Companies;

(ix)	the exercise of remedies in connection with a Triggering Event by any Participating Counterparty;

(x)
payment being made by the Companies to any repurchase agreement counterparty, including without limitation the Participating Counterparties and the Non-Participating Counterparties (other than as expressly set forth herein); provided that no Triggering Event shall be deemed to have occurred pursuant to the foregoing clause (viii) or (x) due to any Seller Entity complying with its obligations as lender, buyer or other type of financing provider under any financing, repurchase transaction or similar arrangement;

(xi)
the receipt by any of the Participating Counterparties from, or the publication by, any of the Companies of any threat of litigation (other than in connection with a breach of this Agreement by a Participating Counterparty);

(xii)
the commencement of any lawsuit by any of the Companies against any Participating Counterparty arising out of or with respect to, or in connection with, any repurchase agreements, or any related agreements (other than in connection with a breach of this Agreement by a Participating Counterparty);

(xiii)
the failure by any Company to take the actions within such Company’s control by April 15, 2020, to have the DTC repo tracker turned “off” with respect to assets subject to the relevant Applicable Agreements;

(xiv)
the failure of any Company to remit to the applicable Participating Counterparty income or proceeds received by such Company with respect to assets subject to the relevant Applicable Agreements within one (1) business day of actual notice to, or actual knowledge by, such Company of receipt of such income or proceeds; or

(xv)
the Security Documents cease to create a valid and perfected first priority security interest in the Collateral after such perfection occurs in accordance with the terms of this Agreement and the Security Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

SELLER ENTITIES:

AG MORTGAGE INVESTMENT TRUST, INC., as a Seller Entity
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT CMO, LLC, as a Seller Entity
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

By: AG MIT, LLC, as a Seller Entity
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

By: GCAT 2020-23A, LLC, as a Seller Entity
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: Authorized Signatory

By: GCAT 2020-23B, LLC, as a Seller Entity
By: /s/ Raul E. Moreno
Name: Raul E. Moreno

Title: Authorized Signatory

AG MIT INTERNATIONAL LLC, as a Seller Entity
By: AG MIT, LLC, its Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT CMO EC LLC, as a Seller Entity
By: AG MIT RES LLC, its Sole Member
By: AG MIT CMO, LLC, its Sole Member
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT RES LLC, as a Seller Entity
By: AG MIT CMO, LLC, its Sole Member
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT CREL III, LLC, as a Seller Entity
By: AG MIT CMO, LLC, its Sole Member
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT WFB1 2014 LLC, as a Seller Entity
By: AG MIT WLG LLC, its Sole Member
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT ARC, LLC, as a Seller Entity
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT HC, L.L.C., as a Seller Entity
By: AG MIT WLG LLC, its Sole Member
By: AG MIT, LLC, its Sole Member

By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT RPL TRS LLC, as a Seller Entity
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

BUYER ENTITIES:

BANK OF AMERICA, N.A.,
as a Participating Counterparty

By: /s/ Michael J. Berg
Name: Michael J Berg.
Title: Director

BOFA SECURITIES, INC.,
as a Participating Counterparty

By: /s/ Michael J. Berg
Name: Michael J Berg.
Title: Director

CREDIT SUISSE SECURITIES (USA) LLC,
as a Participating Counterparty

By: /s/ Margaret Dellafera
Name: Margaret Dellafera
Title: Authorized Signatory

CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch, as a Participating Counterparty

By: /s/ Margaret Dellafera
Name: Margaret Dellafera
Title: Authorized Signatory

By: /s/ Elie Chau
Name: Elie Chau
Title: Vice President

CREDIT SUISSE INTERNATIONAL,
as a Participating Counterparty

By: /s/ Jason O’Brien
Name: Jason O’Brien

Title: Managing Director

By: /s/ Masahi Washida
Name: Masahi Washida

BARCLAYS CAPITAL INC.,
as a Participating Counterparty

By: /s/ Robert Silverman
Name: Robert Silverman
Title: Managing Directoe

BARCLAYS BANK PLC,
as a Participating Counterparty

By: /s/ Robert Silverman
Name: Robert Silverman
Title: Managing Directoe

SOCIETE GENERALE S.A.,
as a Participating Counterparty

By: /s/ Julien Thinat
Name: Julian Thinat
Title: Authorized Signatory

WELLS FARGO BANK, N.A.,
as a Participating Counterparty

By: /s/ Kevin Graves
Name: Kevin Graves
Title: Director

WELLS FARGO SECURITIES, LLC,
as a Participating Counterparty

By: /s/ Kevin Graves
Name: Kevin Graves
Title: Director

GOLDMAN SACHS BANK USA,
as a Participating Counterparty

By: /s/ Rajiv Kamilla
Name: Rajiv Kamilla
Title: Authorized Signatory

GOLDMAN, SACHS & CO.,
as a Participating Counterparty

By: /s/ Rajiv Kamilla
Name: Rajiv Kamilla
Title: Authorized Signatory

SCHEDULE 1

Participating Counterparties

SCHEDULE 2

Applicable Agreements

SCHEDULE 3

Budget

SCHEDULE 4

Notices of Default

SCHEDULE 5

Excepted Agreements

SCHEDULE 6

Required Counterparties

EXHIBIT A

Security and Collateral Agency Agreement